Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-211250) of Johnson & Johnson of our report dated June 25, 2026 relating to the financial statements and supplemental schedule of Johnson & Johnson Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
 New York, New York
June 25, 2026